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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-64878 on Form S-8, 33-89820 on Form S-8, 33-99946 on Form S-8, 333-00358 on Form S-3, 333-03928 on Form S-8, 333-10481
on Form S-4, and 333-19301 on Form S-3.

ARTHUR ANDERSEN LLP


Chicago, Illinois
March 27, 1998